UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 26, 2020

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Cytokinetics, Incorporated (the “Registrant” or “Cytokinetics”) and Cure SMA today announced the renewal of their partnership to increase education, awareness, public policy and fundraising for spinal muscular atrophy (“SMA”). Cytokinetics will lend support for several of Cure SMA’s upcoming initiatives across the United States and continues as a member of the Cure SMA Industry Collaboration, a partnership between Cure SMA and pharmaceutical companies to address topics critical to advancing drug development in SMA. Cytokinetics remains committed to serving those living with SMA, a genetic disease that robs people of their physical strength and can take away their ability to walk, eat or breathe.

Cytokinetics will sponsor two events to help fundraise and increase awareness of SMA in the local community. In September, Cytokinetics will participate as a sponsor of the Virtual Walk-n-Roll program where SMA families will be walking and rolling around their neighborhoods for Cure SMA. Then, in October, Cytokinetics will support Cure SMA’s Evening of Hope: A Virtual Masquerade, an evening of inspiration, celebration, and hope uniting the SMA community across the country.

Additionally, Cytokinetics is pleased to continue its membership in the Cure SMA Industry Collaboration, which brings together pharmaceutical companies, Cure SMA, and other non-profit organizations, to address critical issues related to advancing drug development in SMA. Cytokinetics is actively involved in topic groups focused on regulatory affairs, clinical trials and patient reported data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: August 26, 2020	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer